EX-99.B11
                                                     Exhibit 24(b)(11)


Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 20 to the Registration Statement (Form N-1A) (No. 2-97889) of Delaware Group Government Fund, Inc. of our report dated September 4, 1998 included in the 1998 Annual Report to shareholders.

                                                   /s/Ernst & Young LLP
                                                   --------------------
                                                   Ernst & Young LLP

Philadelphia, Pennsylvania
September 28, 1998